Second Quarter 2017 Financial Review July 25, 2017

2 Forward-Looking Statements and Use of Non-GAAP Financial Measures Statements in this presentation that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this presentation. Factors that could cause actual results to differ materially from those expressed in the forward- looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, the rate of change of interest sensitive assets and liabilities relative to changes in benchmark interest rates as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Strong growth in EPS: Diluted earnings per share increased substantially from the year-ago period, to $0.73 in 2Q17 from $0.44  Strong growth in adjusted pre-provision net revenue (1): 27% growth over year-ago period • An 11.9% year-over-year increase in adjusted revenue (1) • A 3.6% year-over-year increase in adjusted noninterest expense (1)  Tracking on the efficiency initiative: • Efficiency ratio equaled 59.8% in 2Q17, an improvement from 64.6% in the year ago period • Committed to “low 60s” for 2017 • Noninterest expense (NIE) increased 6% from the year ago period, while adjusted NIE increased 3.6% • Compared to the prior quarter, NIE decreased 2% primarily driven by a decrease in salaries and employee benefits which are seasonally higher in the first quarter  Loans & Deposits: • Loans increased $941 million from the prior quarter, an increase of 2.2% from increases primarily in C&I loans and 1-4 family residential loans • Average deposits increased slightly from the prior quarter; period-end deposits decreased 2.1% from the prior quarter • Cost of total deposits increased slightly compared to the prior quarter, to 11 basis points from 10  Healthy and improving credit quality: Classified loans declined 10% from prior quarter  Successful implementation of the first of three planned modules of the core loan and deposit processing systems replacement project  Improved returns on capital are leading to improved returns of capital 3 Second Quarter 2017 Key Performance Indicators Continued PPNR growth and improved profitability (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. (2) All domestic and foreign banks, NSA, as published by the Federal Reserve in the H.8 report

Pre-Provision Net Revenue Adjusted Pre-Provision Net Revenue (1) 4 Strong improvement driven by active balance sheet management, loan growth, expense control, and the benefit of higher benchmark interest rates (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. ($mm) $0 $50 $100 $150 $200 $250 $300 2Q16 3Q16 4Q16 1Q17 2Q17  Adjusted pre-provision net revenue has strengthened measurably over the past year, up 27%  Excluding interest income recoveries on four larger loans in 2Q17, adjusted PPNR was up 19%  Persistent improvement driven by success on multiple fronts:  Loan growth  Improved return on liquid assets  Customer-related fee income growth  Solid expense control Additionally, revenue benefited from increases in benchmark interest rates  This positive trend is expected to continue in the near term

74.1% 69.6% 64.6% 65.9% 64.5% 65.9% 59.8% 55% 60% 65% 70% 75% 4Q14 4Q15 2Q16 3Q16 4Q16 1Q17 2Q17 Efficiency Ratio Efficiency Ratio (1) 5 Substantial improvement driven by both revenue growth and expense control (1) Defined as noninterest expenses as a percentage of net revenue, adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table.  The efficiency ratio dropped in the quarter to 59.8% (2Q17), declining 7.4 percentage points from 64.6% in the year-ago period  Excluding interest income recoveries on four loans, the ratio was approximately 61%  Solid progress on the efficiency ratio driven by factors previously mentioned, while investing substantially in enabling technology  Remain committed to driving the efficiency ratio to the low 60s for 2017 4Q14 shown to depict progress since embarking upon the efficiency initiative

Total Loan and Deposit Growth Total Loans Total Deposits 6 Moderate balance sheet growth is expected to be a key driver of Zions’ positive operating leverage  Period-end loans held for investment increased $941 million or 8.8% (annualized) from prior quarter  Average deposits increased slightly from the prior quarter, while period-end deposits declined somewhat  Loan growth substantially funded with cash deployment, cash flow from securities and increased wholesale borrowings ($mm) $35,000 $37,000 $39,000 $41,000 $43,000 $45,000 2Q16 3Q16 4Q16 1Q17 2Q17 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $45,000 $47,000 $49,000 $51,000 $53,000 $55,000 2Q16 3Q16 4Q16 1Q17 2Q17 Total Deposits ($) NIB Deposits (%) ($mm) NIB = Noninterest Bearing

Credit Quality 7 Key Credit Quality Ratios Credit quality remains healthy and is improving  Key Credit Metrics:  Classified loans were 3.0% of loans  Down 10% from the first quarter  Down 18% from the prior year  NPAs were 1.1% of loans  Down 17% from the first quarter  Down 12% from the prior year  Annualized NCOs were 0.06% of average loans for the quarter  Allowance for credit losses remains strong at 1.39% of total loans and leases  1.2x coverage of NPAs  21.7x coverage of annualized NCOs 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 2Q16 3Q16 4Q16 1Q17 2Q17 Classified / Loans NPAs / Loans NCOs / Loans (ann.) Note: Net Charge-offs/Loans ratio is annualized for all periods shown

Profitability 8 Zions’ profitability is improving  Return on assets has improved steadily since announcing the efficiency initiative  Return on tangible common equity continues to improve, to 10.2% in 2Q17 from 6.3% a year ago  Excluding noted interest recoveries and tax adjustments, the 2Q17 ROA and ROTCE were 0.94% and 9.2%, respectively Return on Assets 0.77% 0.84% 0.88% 0.88% 1.03% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% 1.0% 1.1% 2Q16 3Q16 4Q16 1Q17 2Q17 Return on Tangible Common Equity 6.3% 7.9% 8.4% 8.8% 10.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 2Q16 3Q16 4Q16 1Q17 2Q17

Financial Results 9 Solid and improving fundamental performance Three Months Ended (Dollar amounts in millions, except per share data) Jun 30, 2017 Mar 31, 2017 Jun 30, 2016 Earnings Results: Diluted Earnings Per Share $ 0.73 $ 0.61 $ 0.44 Net Earnings Applicable to Common Shareholders 154 129 91 Net Interest Income 528 489 465 Noninterest Income 132 132 126 Noninterest Expense 405 414 382 Pre-Provision Net Revenue (1) 268 213 211 Provision for Credit Losses 10 18 31 Ratios: Return on Assets(2) 1.03% 0.88% 0.77 % Return on Common Equity(3) 8.65% 7.48% 5.32 % Return on Tangible Common Equity(3) 10.2% 8.8% 6.3 % Net Interest Margin 3.52% 3.38% 3.39 % Yield on Loans 4.38% 4.14% 4.16 % Yield on Securities 2.20% 2.24% 2.13 % Average Cost of Total Deposits(4) 0.11% 0.10% 0.10 % Efficiency Ratio (1) 59.8% 65.9% 64.6 % Effective Tax Rate 32.3% 24.5% 34.5 % Ratio of Nonperforming Assets to Loans, Leases and OREO 1.12% 1.37% 1.30 % Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans 0.06% 0.43% 0.37 % Basel III Common Equity Tier 1 12.3% 12.2% 12.0% (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. (2) Net Income before Preferred Dividends or redemption costs used in the numerator (3) Net Income Applicable to Common used in the numerator (4) Includes noninterest-bearing deposits

 Net interest income growth continued its positive trajectory, increasing 14% over the year-ago period  Excluding loan recovery income in 2Q17, net interest income increased 10% over the prior year period  On a linked quarter basis, net interest income increased by $39 million from 1Q17  Majority of the increase attributable to interest and fees on loans from  Loan growth in commercial and consumer loans  $16 million of interest income from loan recoveries on four loans  Approximately $10 million from the Federal Reserve Board’s increase in the federal funds target rate Net Interest Income Net Interest Income 10 Growth due primarily to deployment of cash into securities, balance sheet growth and higher interest rates coupled with stable deposit costs ($mm) $400 $425 $450 $475 $500 $525 $550 2Q16 3Q16 4Q16 1Q17 2Q17

Active Balance Sheet Management 11 Short to medium duration portfolio; minimal duration extension risk Total Securities (end of period balances) ($ billion) $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 2Q16 3Q16 4Q16 1Q17 2Q17 Municipal & Other Securities SBA Loan-Backed Securities Agency Securities Agency MBS Securities  Added net $5.9 billion of securities during last 12 months  Securities portfolio duration  Current rate environment: ~3.2 years  200 bps parallel increase in interest rates from current interest rates: ~3.2 years  Expect generally stable investment portfolio size over the near term

C&I (ex-O&G) 4.8% Owner Occupied (ex-NRE) 5.2% C&D 4.7% Term CRE (ex- NRE) -0.8% 1-4 Family 12.0% National Real Estate -16.1% O&G -19.8% Home Equity 7.6% Other 14.9% -30% -20% -10% 0% 10% 20% 30% Loan Growth by Type 12 Moderate to strong loan growth achieved in targeted growth categories Year-over-Year Loan Growth Total Loans: +2.8%  Loan growth predominantly in Residential Mortgage (1-4 Family) and C&I  Decline in National Real Estate (NRE) and Oil and Gas (O&G)  Stable (O&G) in 2Q17 vs. 1Q17 Over the next four quarters, we expect moderate total loan growth, driven by:  Strong growth in 1-4 Family  Moderate growth in C&I, Construction and Land Development (C&D) and Owner- Occupied commercial loans  Continued attrition in NRE Note: National Real Estate (NRE) is a division of Zions Bank (which is a division of ZB, N.A.) with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Note: Bubble size indicates relative proportion of loan portfolio as of 2Q17.

Net Interest Income Drivers

2017 rate hikes expected to benefit net interest income in the near term

Net Interest Margin (NIM)



Loan Yield
3.39%
3.36%
3.37%
3.38%
3.52%
Net Interest Margin
Securities Yield
Cash Yield
Interest Expense
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
2Q16
3Q16
4Q16
1Q17
2Q17



Avg Earning Asset Mix
Cash 7%
Securities 17%
Loans 76%
2Q16
Cash 2%
Securities 27%
Loans 71%
2Q17

- Relative to the prior quarter, the 2Q17 NIM was 3.52%, up 14 basis points
  - Yield on loans increased to 4.38% from 4.14%
    - Excl. $16 million of interest income from four loan recoveries, the yield increased to 4.23%, and the NIM increased to 3.42%
  - Securities yield decreased 4 bps to 2.20%
  - Cost of deposits increased slightly to 11 bps annualized.

Short Term Resets or Maturities *(loans only)*	Percent of Loans	Hedges (swaps, floors)	Net Percentage of Portfolio [1]
Prime and 1M Libor	47%	-5%	42%
2-3M Libor	4%	--	4%
4-12M Libor	4%	--	4%
Other Lns <12 months	10%	1%	11%
Longer-term Resets or Maturities			
1-5 years	24%	1%	25%
5+ years	11%	--	11%

[1] Net percentage column sums to 97% due primarily to 3% of total loans that have interest rate floors which are in the money (floor rate > index+spread rate); these $1.2 billion of loans with floors have a weighted average "in the money" amount of 53 basis points. After giving effect to potential future rate hikes, loans with floors would no longer be subject to the floors and would begin to reset with the relevant indices and therefore the 97% total at June 30, 2017 would increase to/towards 100%. Because the dates at which the floors would no longer be in effect are not certain (subject to future Federal Reserve monetary policy decisions), the timing of such cannot be reflected in the chart.

13
ZIONS BANCORPORATION

 Over the past year Zions has reduced its net interest income sensitivity  Much of the reduction in rate sensitivity was due to securities purchases during 2016 and early 2017; as of 2Q17, interest income from securities was an annualized $185 million more than 4Q15  Zions updated its NII sensitivity model in 2Q17; both the historical and new model are shown for comparative purposes  Zions and the peer median experienced a cumulative 44% and 46% deposit beta during 2004-5 rate cycle, respectively, although for the first 200 bps the beta for Zions and Peers was 19% and 24%, respectively Interest Rate Sensitivity and Historical Deposit Beta 14 Zions has partially reduced asset sensitivity in exchange for current income Source: Company filings and SNL Financial. Cumulative full cycle beta includes one full year for deposit costs to catch up to the changes in the benchmark rates Modeled Annual Change in a +200bps Interest Rate Environment(1) Historical Model Fast Slow ∆ in NII <1% 8% Beta of Total Deposits 46% 32% New Model ∆ in NII 6% Beta of Total Deposits 37% (1) 12-month simulated impact using a static-sized balance sheet and a parallel shift in the yield curve, and is based on statistical analysis relating pricing and deposit migration to benchmark rates (e.g. LIBOR, U.S. Treasuries). “Fast” refers to an assumption that deposit rates and volumes will adjust at a faster speed. “Slow” refers to an assumption that deposit rates and volumes will adjust at a more moderate speed. Net Interest Income Sensitivity 0.0 1.0 2.0 3.0 4.0 5.0 6.0 20 00 Q 4 20 01 Q 1 20 01 Q 2 20 01 Q 3 20 01 Q 4 20 02 Q 1 20 02 Q 2 20 02 Q 3 20 02 Q 4 20 03 Q 1 20 03 Q 2 20 03 Q 3 20 03 Q 4 20 04 Q 1 20 04 Q 2 20 04 Q 3 20 04 Q 4 20 05 Q 1 20 05 Q 2 20 05 Q 3 20 05 Q 4 20 06 Q 1 20 06 Q 2 20 06 Q 3 ZION Cost of Total Deposits Peer Median Cost of Total Deposits FF Target Rate 2000-2006 Rate Cycle Percent

118 126 118 115 121 $0 $20 $40 $60 $80 $100 $120 $140 2Q16 3Q16 4Q16 1Q17 2Q17  Customer-related fee income increased 5% from 1Q17, primarily due to:  $7 million increase in other service charges, commissions and fees driven by increased sales of interest rate swaps and lending-related fees  Increases also seen in bank card related income and wealth management  Partially offset by declines in dividends and other investment income and securities gains as a result of a lesser increase in the market value of the Company’s Small Business Investment Company (“SBIC”) investments from 1Q17  Targeted growth includes treasury management (including commercial card), mortgage, and wealth management Noninterest Income 15 Continued focus on fee income – targeting mid-single digit annual growth (1) Reflects total customer-related noninterest income, which excludes items such as fair value and non-hedge derivative income, securities gains (losses), and other items, as detailed in the Noninterest Income table located in the earnings release. Customer-Related Fee Income (1) ($mm)

Noninterest Expense ($ millions) 382 403 404 414 405 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2Q16 3Q16 4Q16 1Q17 2Q17 Noninterest Expense 16 Expense controls have resulted in improved profitability  Total NIE decreased 2% versus the prior quarter and increased 6% from the year-ago period;  Adjusted NIE increased 4% from a year ago due in part to an increase in revenue shared with FDIC on purchased credit impaired loans (included in “other noninterest expense) and an increase in FDIC insurance premiums  Compared to the prior quarter, 2Q17 included  a $20 million decrease in salaries and employee benefits (seasonal in nature)  an $8 million increase in the provision for unfunded lending commitments  a $3 million increase in the revenue sharing arrangement with the FDIC  Expect to hold adjusted noninterest expense growth between 2% and 3% for FY17 vs. FY16  Reflects expected increase in technology expenditure  Talent acquisition and retention  Normal salary adjustments

2017-2018 Objectives:

Growth Through Simplification and Focus

- Continue to Achieve Positive Operating Leverage
  - Maintain annual mid-single digit loan growth rates while holding strong CRE concentration limits
  - Moderately reduce the Company's interest rate sensitivity by:
    - Active investment portfolio management
    - Continue to increase market share in residential mortgage
  - Target mid-single digit growth rates in customer-related fee income
  - Maintain expense controls: expect noninterest expense to increase between 2% and 3% in FY17 vs. FY16
  - Maintain continued alignment of incentive compensation to profitability improvement objectives
- Implement Technology Upgrade Strategies
- Increase the Return *on* and *of* Capital
  - Improvements in operating leverage lead to stronger returns *on* capital
  - Improvements to risk profile and risk management expected to lead to increasing returns *of* capital
- Execute on our Community Bank Model – doing business on a "Local" basis

Capital Action	3Q16A-2Q17A	3Q17-2Q18 Plan
Common Dividend	$0.32 per share / ~$65 million	$0.72 per share / ~$140 million
Share Repurchase	$180 million	Up to $465 million

17

ZIONS BANCORPORATION

Next 12-Month Outlook Summary (2Q18E, vs. 2Q17A) 18 Outlook Comments Moderately Increasing • Over the next 12 months, we expect continued strong growth from residential mortgage, moderate growth in C&I and CRE Moderately Increasing • Excluding $16 million of interest recoveries from four loans in 2Q17 from the reported level, the outlook for NII is “moderately increasing” • Expect continued increases in loans, continued benefit from recent rate hikes and limited increase in funding costs Stable to Slightly Increasing • Expect loan loss provisions to be generally stable to slightly increasing, subject to energy prices not experiencing significant declines from current prices Moderately Increasing • Customer-related fees excludes securities gains, dividends Slightly to Moderately Increasing • FY17 adjusted NIE expected to be 2% to 3% higher than FY16 • Excluding adoption of 2017 stock-based compensation accounting guidance, the effective tax rate expected to remain 34-35% • Expect preferred dividend to be $34 million • Diluted shares may experience some volatility due to the effect of outstanding warrants and the avg. price of ZION shares. Customer-Related Fees Loan Balances Net Interest Income (Excluding $16MM interest recoveries) Loan Loss Provision Tax Rate Preferred Dividends & Diluted Shares Adjusted Noninterest Expense

 Impact of Warrants  Oil & Gas (O&G) Portfolio Detail  Credit Quality Metrics, O&G and Ex-O&G  Retail Commercial Real Estate, Retail C&I Loans  Loan Growth by Bank Brand and Loan Type  Zion’s Announced Financial Targets  GAAP to Non-GAAP Reconciliation 19 Appendix

 Zions has two tranches of warrants outstanding (ZIONZ and ZIONW), both of which are currently in the money  Dilution is calculated using the treasury method of accounting, which relies upon the following assumptions:  Warrants are exercised at the beginning of the period  Issuer uses proceeds from exercise to repurchase shares at the average market price during period  Net shares issued = shares issued from warrant exercise – shares repurchased Impact of Warrants Dilutive Impact Sensitivity Reflects potential dilution given various average common stock share prices over any given period 20 Potential dilution is expected to be slight to moderate, depending upon future stock price (mm) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% - 2 4 6 8 10 12 $35 $36 $37 $38 $39 $40 $41 $42 $43 $44 $45 $46 $47 $48 $49 $50 Dilutive shares (mm) % Dilution Note: Analysis utilizes current warrant strike price and warrant multiplier. For more details, please see Zionsbancorporation.com → Stock Information → Warrant Information, or the prospectus supplement from September 2010, which can be found on the SEC’s website.

Oil & Gas (O&G) Portfolio Detail

(In millions)	2Q17		1Q17		$ Change	% Change	2Q16
Loans and leases:							
Upstream - exploration and production	$ 709	34%	$ 685	33%	$ 24	4%	$ 831
Midstream – marketing and transportation	622	30%	603	29%	19	3%	658
Downstream – refining	103	5%	108	5%	(5)	-5%	131
Other non-services	37	2%	38	2%	(1)	-3%	45
Oilfield services	455	22%	466	23%	(11)	-2%	712
Oil and gas service manufacturing	136	7%	161	8%	(25)	-16%	193
Total loan and lease balances	2,062	100%	2,061	100%	1	0%	2,570
Unfunded lending commitments	1,855		1,886		(31)	-2%	1,823
Total oil and gas credit exposure	$ 3,917		$ 3,947		$ (30)	-1%	$ 4,393
Private equity investments	$ 4		$ 6		$ (2)	-33%	$ 6
Credit Quality Measures							
Criticized loan ratio	33.1%		38.0%				37.8%
Classified loan ratio	27.2%		30.4%				31.5%
Nonaccrual loan ratio	12.1%		14.8%				11.1%
Ratio of nonaccrual loans that are current	84.7%		73.1%				89.2%
Net charge-offs, annualized[1]	3.1%		2.7%				5.8%

Note: Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide. (1) Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.

21

ZIONS BANCORPORATION

Credit Quality: Oil & Gas (O&G) and Non-O&G 22 Key Credit Quality Ratios O&G credit quality remains challenged, but improving. Ex-O&G credit quality remains very good. Note: Net Charge-offs/Loans ratio is annualized for all periods shown. NM: not meaningful -5% 5% 15% 25% 35% 45% 2Q16 3Q16 4Q16 1Q17 2Q17 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans O&G Non-O&G Criticized Loans $102 million decline, 5th consecutive linked quarter decrease since cycle began 2.9% of loans, declining slightly from 3.0% in 1Q17 Classified Loans $65 million decline, 4th consecutive linked quarter decrease since the cycle began 1.8% of loans Nonperforming Assets $56 million decline Declined to 0.57% from 0.69% in 1Q17 NCO /average loans (annualized) 3.1% -0.01% Allowance for credit losses 8.3% of O&G Balances 1.05% of total loans and leases Coverage of NPAs 0.7x 1.8x Coverage of Annualized NCOs 2.7x NM -5% 5% 15% 25% 35% 45% 2Q16 3Q16 4Q16 1Q17 2Q17 O&G Non-O&G

 O&G Loan Loss Expectation  O&G loan losses are expected to decline substantially over the next 12 months as compared to the last 12 months (1)  Most of the expected loss is likely to come from services loans  55% of classified O&G loans are from services loans  72% of O&G losses incurred since Sep 30, 2014 are from services loans  Healthy sponsor support has resulted in loss levels that were lower than otherwise would have been experienced  Improved borrower and sponsor sentiment in late 2016 and early 2017 vs early 2016  Strong Reserve Against O&G Loans  Zions’ O&G allowance for credit losses is:  8.3% of O&G loan balances  25% of criticized O&G loan balances 23 Oil & Gas Loss Outlook and Reserve The outlook is improving for the O&G portfolio (1) Assuming oil and gas commodity prices remain relatively stable; LTM NCOs were $148 million.

Retail CRE Summary - Credit Metrics

Balanced Retail CRE portfolio with emphasis on stand alone and neighborhood retail

CRE Retail Summary	2Q17
Balance Outstanding	$1.87B
Retail as Percent of Total CRE	16.7%
Percent Criticized	0.9%
Percent Construction	7.6%
By Property Type *(Percent of Retail Portfolio)*	
Neighborhood Strip Center	51%
Stand Alone / Single Tenant	30%
Regional Mall	19%
Retail Portfolio Metrics[1]	
% of Multi-Tenant Collateral with < 75% occupancy and < 1.25x actual Debt Service Coverage	1.8%

[1] *Term CRE Retail, Balances > $500M (94% of total term)*

- Retail CRE average loan balance < $2.0MM
- Retail portfolio metrics:
  - > 90% occupied
  - Loan-to-value of ~ 55%
  - Debt Service Coverage of ~ 2.00x
- Granular tenant mix; little exposure to national tenants with announced bankruptcies
- Significant guarantor support on construction, rebalance provisions on term



Retail CRE History ($MM's)
$2,500
$2,000
$1,500
$1,000
$500
$0
25%
20%
15%
10%
5%
0%
YE08
YE09
YE10
YE11
YE12
YE13
YE14
YE15
YE16
2Q17
$ Balance
% Criticized
% of CRE Portfolio

Note: Data as of 2Q17

24

ZIONS BANCORPORATION

Retail CRE Summary – Regional Malls 25 Limited exposure to Regional Malls; performing portfolio Note: Data as of 2Q17  During recession, the Bank’s retail and regional malls performed poorly – high criticized, delinquent and non- accrual levels; stable today.  Current - limited concentration levels / exposure to regional malls; closely monitoring the portfolio  Current regional mall exposure is stable, with high occupancies and Debt Service Coverage Ratios.

Retail CRE Summary - Location and Collateral Type 26 Footprint based lending with Term loan emphasis Note: Data as of 2Q17  93% of portfolio is in the Bank’s footprint states  Since recent recession, Zions identified specific retail types as a concern, thus limiting exposure to shadow anchor retail and regional malls  Retail CRE bank clients have national and regional tenant relationships  Community bank model results in < 20% of the bank’s CRE retail loans and < 10% of construction secured by regional malls  No “spec” retail construction

82% 18% More Insulated Less Insulated Retail C&I Summary 27 The portfolio is stable, with limited exposure to national brick and mortar retailers  Retail C&I loans (defined by NAICS codes) total $2.3B and represent exposure to the overall retail industry;  More insulated (82%) includes auto dealers, gas stations, grocery stores, building material suppliers, and similar companies.  Less insulated (18%) includes those providing products widely available both on-line and through traditional brick and mortal channels.  Limited exposure to national, legacy brick and mortar retailers.  Majority of borrowers defined as less insulated are smaller, niche companies, with on-line and other non-brick-and-mortar distribution channels.  Over the past year, total exposure increased 3%;  More Insulated loans increased by 5%  Less Insulated loans decreased by 2%.  Portfolio credit quality deteriorated slightly during 2016, however has generally improved the last two quarters. C&I Retail Loan by Segment Retail C&I History Note: Data as of 2Q17

Retail C&I Summary - Total 28 Total Retail C&I is dominated by Term Debt secured by Real Estate or Dealer Flooring  Approximately half of the Total Retail C&I balances ($2.2 billion) are secured by real estate, primarily auto dealers, gas stations and grocery stores.  Flooring lines of credit (those secured by new and used autos) account for another 18% of balances.  Unsecured exposure accounts for only 4% of Retail C&I balances  Of the total exposure, approximately 2/3rds is term, primarily real estate exposure.  Exposure is centered at ZFNB, which is primarily dealer flooring. Retail C&I Revolving vs Term Retail C&I Collateral Types Retail C&I By Affiliate Note: Data as of 2Q17

Retail C&I Summary – More Insulated 29  More Insulated (80%; $1.9 billion) includes auto dealers, gas stations, supermarkets, home improvement, and non-store retailers.  Approximately half of the More Insulated exposure is real estate secured with another 23% dealer flooring lines.  Only 3% is unsecured.  Approximately 2/3rds of the More Insulated exposure is term.  Approximately 2/3rds of the revolving exposure is dealer flooring lines. More Insulated is dominated by Term Debt secured by Real Estate or Dealer Flooring More Insulated Sub-sectors More Insulated History More Insulated by Collateral Types ($ Thousands) Description Balance Commitment Motor Vehicle & Parts Dealers 1,049,690 1,211,313 Gas Stations/Convenience Stores 399,522 516,511 Supermarkets 167,480 227,616 Home Improvement 128,729 173,680 Non-store Retailers 116,976 163,045 Total 1,862,397 2,292,166 Note: Data as of 2Q-17.

Retail C&I Summary – Less Insulated

Less Insulated is dominated by Term Debt secured by Real Estate

- Less insulated (20%; $403 million) includes those providing products widely available both on-line and through traditional brick and mortal channels.
- Limited exposure to national, legacy brick and mortar retailers.
- Majority of borrowers defined as less insulated are smaller, niche companies, with on-line and other non-brick-and-mortar distribution channels.
- Nearly half of the exposure is real estate secured.
- Only 8% of the Less Insulated exposure is unsecured.
- Approximately 3/4ths of the exposure is term.

Less Insulated by Collateral Types



45%
26%
18%
8%
3%
Real Estate
All Assets
A/R & Inv.
Unsecured
All Other

Less Insulated Sub-sectors

Description	Balance	Commitment
Home Furnishings	131,561	167,797
Miscellaneous Store Retailers	74,558	112,880
Electronics & Appliance	59,822	109,837
Specialty Retailers	52,328	61,901
Apparel & Footware	51,710	68,844
Drug Stores	29,557	44,880
General Merchandise	6,030	12,431
Total	**405,566**	**578,570**

($ Thousands)

Less Insulated History



600
500
400
300
200
100
0
18.00%
16.00%
14.00%
12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
YE08
YE09
YE10
YE11
YE12
YE13
YE14
YE15
YE16
2Q17
$ Balance
% Criticized
% Non-Accrual
% 90+ Delinquent

Note: Data as of 2Q-17.

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ZIONS BANCORPORATION

Loan Growth by Bank Brand and Loan Type

Year over Year Loan Growth (2Q17 vs. 2Q16)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	ZBNA Other	Total
C&I (ex-Oil & Gas)	(163)	277	170	199	8	27	44	-	562
Owner occupied (ex-NRE)	5	112	163	39	(36)	4	12	-	299
CRE C&D	42	32	(62)	27	25	6	27	-	97
CRE Term (ex-NRE)	185	42	(258)	(133)	14	35	45	-	(70)
1-4 Family	61	386	(3)	16	7	43	2	167	679
National Real Estate	(339)	-	-	-	-	-	-	-	(339)
Energy (Oil & Gas)	59	(548)	-	-	-	(19)	-	-	(508)
Home Equity	(28)	48	55	19	30	58	8	-	190
Other	92	37	98	30	26	(14)	-	3	272
Total net loans	**(86)**	**386**	**163**	**197**	**74**	**140**	**138**	**170**	**1,182**

Linked Quarter Loan Growth (2Q17 vs. 1Q17)

(in millions)	Zions Bank	Amegy	CB&T	NBAZ	NSB	Vectra	CBW	ZBNA Other	Total
C&I (ex-Oil & Gas)	7	257	91	117	(4)	10	(13)	-	465
Owner occupied (ex-NRE)	36	32	86	7	(5)	10	5	-	171
CRE C&D	8	8	(9)	29	(1)	18	11	-	64
CRE Term (ex-NRE)	47	20	(15)	(106)	(1)	(2)	12	-	(45)
1-4 Family	25	113	3	1	14	4	1	12	173
National Real Estate	(74)	-	-	-	-	-	-	-	(74)
Energy (Oil & Gas)	54	(57)	-	3	-	-	-	-	-
Home Equity	2	11	21	4	5	12	4	-	59
Other	43	14	79	11	12	(35)	3	1	128
Total net loans	**148**	**398**	**256**	**66**	**20**	**17**	**23**	**13**	**941**

Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. "Other" loans includes municipal and other consumer loan categories. Totals shown above may not foot due to rounding.

31

ZIONS BANCORPORATION

Zions’ Announced Financial Targets 32 On June 1, 2015 Zions announced several financial targets, including: 2H15 FY16 FY17 Hold to below $1.58 (2) billion Hold to below $1.58 (1) billion Slightly above $1.58 (1) billion On Track ≤70% <66% Low 60s On Track 50% >80% 100% On Track 100% -- -- -- -- -- -- -- -- Lower by ~$20 million vs. 2014A Expected to beat by $10mm+ Adjusted Noninterest Expense1 Gross Cost Savings of $120 million Pay Off High Cost Subordinated Debt Preferred Equity Dividends Efficiency Ratio (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. (2) Reduced by $20 million from original stated target of “less than $1.60 billion,” driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue.       

33 GAAP to Non-GAAP Reconciliation (Amounts in millions) 2Q17 1Q17 4Q16 3Q16 2Q16 Efficiency Ratio Noninterest expense (GAAP) (1) (a) $ 405 $ 414 $ 404 $ 403 $ 382 Adjustments: Severance costs - 5 1 - - Other real estate expense - - - - (1) Provision for unfunded lending commitments 3 (5) 3 (3) (4) Debt extinguishment cost - - - - - Amortization of core deposit and other intangibles 2 2 2 2 2 Restructuring costs 1 1 3 - - Total adjustments (b) 6 3 9 (1) (3) Adjusted noninterest expense (non-GAAP) (a) - (b) = (c) 399 411 395 404 385 Net Interest Income (GAAP) (d) 528 489 480 469 465 Fully taxable-equivalent adjustments (e) 9 8 8 7 6 Taxable-equivalent net interest income (non-GAAP) (d) + (e) = (f) 537 497 488 476 471 Noninterest income (GAAP) (1) (g) 132 132 128 145 126 Combined income (f) + (g) = (h) 669 629 616 621 597 Adjustments: Fair value and nonhedge derivative income (loss) - - 7 - (2) Equity securities gains (losses), net 2 5 (3) 8 3 Total adjustments (i) 2 5 4 8 1 Adjusted taxable-equivalent revenue (non-GAAP) (h) - (i) = (j) 667 624 612 613 596 Pre-provision net revenue (PPNR), as reported (h) – (a) $ 264 $ 215 $ 212 $ 218 $ 215 Adjusted pre-provision net revenue (PPNR) (j) - (c) $ 268 $ 213 $ 217 $ 209 $ 211 Efficiency Ratio (1) (c) / (j) 59.8% 65.9% 64.5% 65.9% 64.6%

GAAP to Non-GAAP Reconciliation

$ In millions except per share amounts		2Q17	1Q17	4Q16	3Q16	2Q16
Pre-Provision Net Revenue (PPNR)						
(a)	**Total noninterest expense** [1]	$405	$414	$404	$403	$382
	LESS adjustments:					
	Severance costs	-	5	1	-	-
	Other real estate expense	-	-	-	-	(1)
	Provision for unfunded lending commitments	3	(5)	3	(3)	(4)
	Debt extinguishment cost	-	-	-	-	-
	Amortization of core deposit and other intangibles	2	2	2	2	2
	Restructuring costs	1	1	3	-	-
(b)	*Total adjustments*	*6*	*3*	*9*	*(1)*	*(3)*
(a-b)=(c)	**Adjusted noninterest expense**	$399	$411	$395	$404	$385
(d)	Net interest income	528	489	480	469	465
(e)	Fully taxable-equivalent adjustments	9	8	8	7	6
(d+e)=(f)	Taxable-equivalent net interest income (TENII)	537	497	488	476	471
(g)	Noninterest Income	132	132	128	145	126
(f+g)=(h)	**Combined Income**	$669	$629	$616	$621	$597
	LESS adjustments:					
	Fair value and nonhedge derivative income (loss)	-	-	7	-	(2)
	Securities gains (losses), net	2	5	(3)	8	3
(i)	*Total adjustments*	*2*	*5*	*4*	*8*	*1*
(h-i)=(j)	**Adjusted revenue**	$667	$624	$612	$613	$596
(j-c)	**Adjusted pre-provision net revenue (PPNR)**	$268	$213	$217	$209	$211
Net Earnings Applicable to Common Shareholders (NEAC)						
(k)	Net earnings applicable to common	154	129	125	117	91
(l)	Diluted Shares	208,183	210,405	205,446	204,714	204,536
	GAAP EPS	0.73	0.61	0.60	0.57	0.44
	PLUS Adjustments:					
	Adjustments to noninterest expense	6	3	54	124	47
	Adjustments to revenue	2	5	-	177	95
	Tax effect for adjustments (38%)	(3)	(3)	(21)	(115)	(54)
	Preferred stock redemption	(2)	-	-	-	(10)
(m)	Total adjustments	3	5	33	186	78
(k+m)=(n)	**Adjusted net earnings applicable to common (NEAC)**	$157	$134	$158	$303	$169
(n)/(l)	Adjusted EPS	0.75	0.64	0.77	1.48	0.83
(o)	Average assets	65,411	63,995	61,746	60,062	59,546
(p)	Average tangible common equity	6,123	5,974	5,974	5,961	5,855
Profitability						
(n)/(o)	Adjusted Return on Assets	0.24%	0.21%	0.26%	0.50%	0.28%
(n)/(p)	Adjusted Return on Tangible Common Equity	2.56%	2.24%	2.64%	5.08%	2.89%
(c)/(j)	Efficiency Ratio	59.8%	65.9%	64.5%	65.9%	64.6%

34

ZIONS BANCORPORATION